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                                                                   EXHIBIT 23(C)

                       CONSENT OF PRICEWATERHOUSECOOPERS

    We consent to the use in this registration statement on Form F-4 of our reports dated June 13, 2000, except as to Note 5, which is as of March 26, 2001, relating to the financial statements and financial statement schedule of Prudential plc for the two years ended December 31, 1998, which appears in such registration statement. We also consent to the references to our firm under the headings "Experts" and "Selected Historical Financial Information of Prudential" in such registration statement.

PricewaterhouseCoopers
London, England

March 26, 2001